Exhibit 99.1

ONSCREEN GRANTS OCZ TECHNOLOGY GROUP EXCLUSIVE WORLDWIDE LICENSING RIGHTS TO WAYCOOL(TM) FOR CPU COOLING APPLICATIONS

PORTLAND, OR - (BUSINESS WIRE) - February 28, 2007 - OnScreen Technologies(TM), Inc. (OTCBB:ONSC), a leader in developing cutting edge thermal management technologies for integrated circuits and LED signage, today announced that it has signed an exclusive one-year licensing and royalty agreement with OCZ Technology Group, Inc. (LSE:OCZ), a worldwide leader in innovative, ultra high performance and high reliability memory and components.

Pursuant to the terms of the agreement, OnScreen has granted OCZ exclusive rights to its proprietary, patent pending, thermal management technology, WayCool(TM), for use only in standard, generally available Central Processing Unit (CPU) cooling applications. In exchange, OCZ has agreed to pay OnScreen a royalty equal to 15% of the gross profit realized on the sale of all products incorporating WayCool technology that are shipped by OCZ, its agents, resellers and distributors on a worldwide basis. The agreement also contemplates further arrangements between OnScreen and OCZ with respect to additional uses of WayCool, which will be negotiated and contracted separately, as necessary.

“As an industry leading provider of premium PC components, OCZ is always looking for new ways to advance our innovative product and solution offering,” commented Ryan Petersen, Chief Executive Officer, OCZ Technology. “We are excited about the technology and business partnership with OnScreen, who shares our commitment to delivering the most exciting high performance computing solutions to market.”

“This agreement with OCZ is another important demonstration and critical validation of the growing global interest for WayCool’s unique and superior thermal management capabilities,” noted Russell Wall, Chief Executive Officer of OnScreen. “We are very proud to add OCZ to our fast growing list of world class industry players who share our enthusiasm for the WayCool Technology and its potential for revolutionizing the design, production and performance of advanced electronic products.”

About OCZ Technology Group
OCZ Technology Group, a member of JEDEC, designs, develops and manufactures innovative, high-performance memory and components that set industry standards. OCZ memory is the first choice for users needing high-reliability, ultra-high performance memory solutions. All of OCZ Technology Group's products are available through its worldwide network of distributors, online resellers and retail stores. For more information visit our website at http://www.ocztechnology.com.

About OnScreen Technologies, Inc.
Headquartered in Portland, Oregon, OnScreen Technologies, Inc. has pioneered and is commercializing innovative thermal management solutions capable of revolutionizing the LED display, semiconductor and electronic packaging industries. Utilizing its patent-pending thermal technologies and architecture, OnScreen has developed highly advanced, proprietary LED display solutions and cooling applications that provide increased performance and are less expensive to install and support than competing products and technologies. For more information, please visit www.onscreentech.com.

Safe Harbor Statement
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT:

OCZ TECHNOLOGY GROUP
Ryan Peterson, CEO, or Alex Mei, Senior VP of Marketing
408-733-8400 or via email at pr@ocztechnology.com

ONSCREEN TECHNOLOGIES, INC.
Elite Financial Communications Group, LLC/Elite Media Group
Dodi Handy, President and CEO, or
Daniel Conway, Chief Strategist
407-585-1080 or via email at onsc@efcg.net